Exhibit 10.3

SETTLEMENT AGREEMENT

THIS SETTLEMENT AGREEMENT (“Settlement Agreement”) is made as of April 3, 2008, by and between Calypso Wireless, Inc., a Delaware corporation (“Calypso Wireless”), and Drago Daic, an individual residing in Houston, Texas (“Daic”).

WHEREAS, Drago Daic and other parties sued Calypso Wireless, Inc. and other parties in a lawsuit styled Drago Daic, Curtis Scott Howell d/b/a Tribeca, Champion Classic, Inc. and U.S. Lights, Inc. v. Calypso Wireless, Inc., Carlos Mendoza and David Davila, Cause No. 2004-63048 in the 151st District Court of Harris County, Texas (the “Daic Lawsuit”); and

WHEREAS a Final Judgment was rendered in the Daic Lawsuit, in favor of Daic and  against Calypso Wireless, Inc. and other defendants, on December 8, 2006 (the “Daic Judgment”) which all parties to this Agreement now agree is a valid and enforceable judgment under the laws of the State of Texas; and

WHEREAS, Calypso Wireless filed a lawsuit including a bill of review, seeking to set aside the Daic Judgment as to Calypso Wireless and also asserting claims against Daic, styled Calypso Wireless, Inc. v. Drago Daic, Cause No. 2007-22571 in the 151st District Court of Harris County, Texas (the “Calypso Wireless Bill of Review Lawsuit”), which all parties to this Agreement now agree is dismissed with prejudice; and

WHEREAS, Daic filed an application for turnover relief to enforce the Daic Judgment, with respect to certain patent rights owned by Calypso Wireless commonly known as “ASNAP” and more particularly described as United States Patent No. US 6,680,923 B1, together with all foreign patents for the same technology, as more particularly set forth the Assignment Agreement (as defined below), including the exhibits thereto (collectively, the “ASNAP Patent”); and

WHEREAS, Daic also filed an application for turnover relief to enforce the Daic Judgment, with respect to certain patent rights owned by Calypso Wireless commonly known as “Baxter Patents” and more particularly described as (i) United States Patent No. US 6,385,306; (ii) United States Patent No. US 6,765,996; (iii) United States Patent No. US 6, 839, 412; and (iv) United States Patent No. US 67, 031, 439, together with all foreign patents for the same technology, as more particularly set forth the Assignment Agreement (as defined below), including the exhibits thereto (collectively, the “Baxter Patents”); and

WHEREAS, the 151st District Court entered orders granting turnover and injunction relief, both in the Daic Lawsuit and in the Calypso Wireless Lawsuit, with respect to the ASNAP Patent and Baxter Patents; and

WHEREAS, Daic and Calypso Wireless have reached an agreement to resolve the disputes and litigation between them and have further agreed to implement that agreement at a closing of the transactions contemplated hereby, such closing to occur simultaneous with the execution of this Settlement Agreement (the “Closing”);

NOW, THEREFORE, in consideration of the mutual covenants set forth herein, Daic, Drago Daic, Curtis Scott Howell d/b/a Tribeca, Champion Classic, Inc. and U.S. Lights, Inc.  and Calypso Wireless agree as follows:

1.           Contemporaneously with the Closing, Calypso Wireless will pay to Daic and Daic’s attorney, Jimmy Williamson P.C. (“Williamson P.C.”), by wire transfer to the trust account of Williamson, P.C., the sum of ONE HUNDRED THOUSAND AND NO/100 DOLLARS ($100,000.00) (the “Cash Payment”).

2.           At the Closing, Calypso Wireless will execute and deliver to Daic and Williamson P.C. a promissory note made payable to Daic and Williamson, P.C. in the original principal amount of NINE HUNDRED THOUSAND AND NO/100 DOLLARS ($900,000.00), bearing interest at the JP Morgan Chase prime rate plus 1%, as same may be revised from time to time, and being due and payable within thirty days from Closing, or on May 3, 2008, said note to be executed in the form attached hereto as Exhibit “A-1” (the “ $900K Promissory Note”).

3.           At the Closing, Calypso Wireless will execute and deliver to Daic and Williamson P.C. a promissory note made payable to Daic and Williamson, P.C. in the original principal amount of THREE HUNDRED FIFTY THOUSAND AND NO/100 DOLLARS ($350,000.00), bearing interest at the JP Morgan Chase prime rate plus 1%, as same may be revised from time to time, and being due and payable within sixty days from Closing, or on June 2, 2008, said note to be executed in the form attached hereto as Exhibit “A-2” (the “$350K Promissory Note”).

4.           At the Closing, Calypso Wireless will execute and deliver to Daic and Williamson P.C. a promissory note made payable to Daic and Williamson, P.C. in the original principal amount of ONE MILLION AND NO/100 DOLLARS ($1,000,000.00), bearing interest at the JP Morgan Chase prime rate plus 1%, as same may be revised from time to time, and being due and payable in twelve months from Closing, or on April 3, 2009, said note to be executed in the form attached hereto as Exhibit “A-3” (the “$1M Promissory Note”).

5.           At the Closing, Calypso Wireless  will sell, assign, and transfer to  Daic and Williamson P.C. an undivided twenty-five (25%) interest in and to the  ASNAP Patent and Baxter Patents, pursuant to that certain Assignment Agreement with Respect to Undivided Interest in Patents in the form attached hereto as Exhibit “B” (the “Assignment Agreement”).  The ASNAP Patent and Baxter Patents are more fully described herein below in paragraphs (i) and (ii) and shall mean as follows:

(i)
“ASNAP Patents” shall mean: (1) United States Patent No. US 6,680,923 B1, U.S. Patent Application Serial No. 11/040,482, and PCT Application No. PCT/US01/07528 (2) all patents and applications throughout the world that claim priority to, directly or indirectly, or from which the foregoing claim priority, directly or indirectly; (3) all substitutions for and divisions, continuations, continuations-in-part, renewals, reissues, patent cooperation treaty applications, foreign applications, national phase entries, and extensions of the foregoing patents and applications throughout the world, and including patent applications and applications throughout the world for like protection that have now been or may in the future be granted on the invention disclosed in any of the foregoing patents or applications, including without limitation, those obtained or permissible under past, present, and future laws and statutes; and (4) all right, title, and interest in and to any and all rights and causes of action based on, arising out of, related to, or on account of past, present, and future unauthorized use and/or infringement of any and all of the foregoing, including but not limited to all past, present, and future awards, damages, and remedies related thereto or arising therefrom.

(ii)
The “Baxter Patents” shall mean: (1) United States Patents No. 6,385,306, No. 6,765,996, No. 6,839,412 and No. 7,031,439; (2) all patents and applications throughout the world that claim priority to (directly or indirectly) the foregoing, or from which the foregoing claim priority (directly or indirectly); (3) all substitutions for and divisions, continuations, continuations-in-part, renewals, reissues, patent cooperation treaty applications, foreign applications, national phase entries, and extensions of the foregoing patents and applications throughout the world, and including patent applications and applications throughout the world for like protection that have now been or may in the future be granted on the invention disclosed in any of the foregoing patents or applications, including without limitation, those obtained or permissible under past, present, and future laws and statutes; and (4) all right, title, and interest in and to any and all rights and causes of action based on, arising out of, related to, or on account of past, present, and future unauthorized use and/or infringement of the any and all of the foregoing, including but not limited to all past, present, and future awards, damages, and remedies related thereto or arising therefrom.

At such time as Daic and Williamson P.C. have received an aggregate of TWENTY MILLION DOLLARS ($20,000,000.00) in cash under the Assignment Agreement, Daic and Williamson P.C. shall reconvey to Calypso Wireless all rights received pursuant to the Assignment Agreement.  Simultaneous with such reconveyance, Calypso shall execute and deliver to Daic and Williamson P.C. a Patent Proceeds Assignment in the form attached hereto as Exhibit “C”, pursuant to which Calypso shall pay to Daic and Williamson P.C. five percent (5%) of the proceeds of the ASNAP Patent and Baxter Patents, without limit (“Patent Proceeds Assignment”).

6.           At the Closing, Calypso Wireless will grant a security interest in the ASNAP Patent and Baxter Patents to secure Calypso Wireless’ obligations under the Settlement Agreement and the documents executed at the Closing, pursuant to that certain Patent Mortgage and Security Agreement in the form attached hereto as Exhibit “D” (“Patent Mortgage and Security Agreement”).

7.           Calypso Wireless will issue, assign and deliver to Daic and Williamson P.C. TWELVE MILLION (12,000,000) shares of common stock in Calypso Wireless (the “Calypso Shares”) out of its authorized and unissued shares.  The shares shall be assigned to Daic and Williamson P.C. or to his/its designee or designees, as he/it may request.  With respect to such shares, a certificate representing SEVEN MILLION (7,000,000) of the Calypso Shares shall be delivered at the Closing, and a certificate for the remaining FIVE MILLION (5,000,000) of the Calypso Shares (the “Remaining Shares”) shall be delivered in care of Williamson P.C. within ninety days from Closing, or on or before , 2008.  Calypso Wireless agrees to issue to Daic and Williamson P.C. out of its authorized and unissued shares the following Additional Shares if the Remaining Shares are not delivered in ninety days from closing:

(a)	ONE MILLION (1,000,000) Calypso Shares if a certificate delivering the Remaining Shares is not delivered within ninety days from Closing;
(b)
TWO HUNDRED FIFTY THOUSAND (250,000) Calypso Shares, which are in addition to the above described Shares, if a certificate delivering the Remaining Shares is not delivered in one-hundred and twenty (120) days from Closing;

(c)
TWO HUNDRED FIFTY THOUSAND (250,000) Calypso Shares, which are in addition to the above described Shares, if a certificate delivering the Remaining Shares is not delivered in one-hundred and fifty (150) days from Closing;

(d)
FIVE HUNDRED THOUSAND (500,000) Calypso Shares, which are in addition to the above described Shares, if a certificate delivering the Remaining Shares is not delivered in one-hundred and eighty (180) days from Closing;

Nothing herein shall negate the obligation of Calypso Wireless to issue the Remaining Shares as provided herein or to deliver one or more certificates evidencing the Remaining Shares as required hereby.

Calypso Wireless, as the issuer of the Calypso Shares, agrees to have its securities counsel provide an opinion letter pursuant to Securities Act Rule 144 to Calypso Wireless and its transfer agent to permit the transfer and sale of the Calypso Shares as and when such opinion letter is required under Rule 144.  Daic and Williamson P.C. agree to provide the requisite representation letters from Daic and Williamson P.C. and their brokers.  Calypso Wireless agrees to use its best efforts to meet the current publication requirement of the Securities Act Rule 144 and file and keep current filings for all required SEC reports, e.g. 10KSB, 10QSB, etc.

8.           Promptly upon execution and delivery of this Settlement Agreement, delivery of the cash, stock, and other items provided herein for delivery at the Closing:

(a)
Daic and Williamson P.C. and Calypso Wireless will file an Agreed Order Dismissing Case with Prejudice, with respect to the Calypso Wireless Bill of Review Lawsuit, which agreed order shall be in the form attached hereto as Exhibit “E”; and

(b)
Daic and Williamson P.C. and Calypso Wireless will file an Agreed Order Dismissing Turnover Relief in the Daic Lawsuit, such agreed order to be in the form attached hereto as Exhibit “G” (collectively the “Agreed Orders”).  If the payments and the Calypso Shares listed in paragraphs 1, 2, 3 and 7 are not received within the time required by the Settlement Agreement, all parties agree that the turnover relief after judgment that is the subject of the Agreed Order shall be reinstated in full force and effect.

Williamson P.C. will hold Exhibit “E” and Exhibit “G”, the Agreed Orders, in trust until such time as the delivery of the executed Settlement Agreement, delivery of the cash, stock, and other items provide herein for delivery at the Closing.

9.           Upon timely delivery of a certificate representing the Remaining Shares, and any Additional Shares, pursuant to paragraph 5 above, and upon payment of the entire balance of the $900K Promissory Note and $350K Promissory Note Daic shall execute and deliver to Calypso Wireless a Release of the Daic Judgment, as to Calypso Wireless only, such release to be in the form attached hereto as Exhibit “F” (the “Release”); and

The Release and Agreed Orders shall not be interpreted to reduce, detract or supercede the Assignment Agreement, the Patent Proceeds Assignment or any of the other consideration owed or provided to Daic and Williamson P.C. under this Settlement Agreement.  If the payments and the Calypso Shares listed in paragraphs 1, 2, 3 and 7 are not received within the time required by this Settlement Agreement, Daic shall not be required to sign or deliver the above-described Release or Agreed Order but instead shall be entitled to retain and enforce the Daic Judgment.

10.           Time is of the essence.  Default shall be conclusively shown, with respect to monetary payments, by payments not being made and received on the due date.

The following items will also be a default for the purposes of this Settlement Agreement:

(a)
Any attempt to arrange, negotiate or consummate any sort of transfer or assignment or impairment of the ASNAP Patent or Baxter Patents such that it would have an adverse impact upon the rights of Daic to collect all of the amounts referred to herein;

(b)	Any attempt to materially secrete or hide assets of Calypso Wireless that would affect the rights of Daic to collect all monies contemplated in this agreement.

Should Calypso Wireless fail to pay the Cash Payment, or the $900K note, or the $350K note and make timely delivery of all of the Calypso Shares, then Daic shall not be required to execute the Release and shall have the right to execute upon and collect the Daic Judgment.  Default shall be conclusively shown, with respect to monetary payments, by payments not being made and received by the due date.  Default shall be conclusively shown, with respect to the Calypso Shares, by failure to deliver a certificate delivering the Calypso Shares enumerated herein in Paragraph 5 on the due dates.

11.           Calypso Wireless hereby releases, acquits and forever discharges Drago Daic, Curtis Scott Howell d/b/a Tribeca, Champion Classic, Inc., U.S. Lights, Inc., and Jimmy Williamson, P.C., from any and all claims, demands and causes of action that Calypso Wireless may now own or be entitled to assert against him, including all claims that were or could have been asserted against him in the Daic Lawsuit or the Calypso Wireless Bill of Review Lawsuit.

12.           Contingent upon the timely receipt of all the consideration provided for in this Settlement Agreement, including the delivery of a certificate evidencing the Remaining Shares, and any Additional Shares, after the Closing, Daic, Curtis Scott Howell d/b/a Tribeca, Champion Classic, Inc., and U.S. Lights, Inc., hereby releases, acquits and forever discharges Calypso Wireless from any and all claims, demands and causes of action that they/it may now own or be entitled to assert against it, including all claims that were or could have been asserted against Calypso Wireless in the Daic Lawsuit or the Calypso Bill of Review Lawsuit; provided, however, the Daic Judgment shall not be released unless and until the payments and all of the Calypso Shares listed in paragraphs 1, 2, 3, and 7, and the Promissory Notes, Assignment Agreement, Patent Proceeds Assignment, Security Agreement are delivered to Daic and Williamson P.C. on a timely basis.  Nothing herein releases the Daic Judgment against Carlos Mendoza or David Davila.

13.           Each party represents and warrants to the other (i) that he or it has been represented by attorneys in connection with the negotiation and drafting of this Settlement Agreement, and has relied on the advice of his or its own attorneys in entering into this Settlement Agreement; and (ii) that in entering into this Settlement Agreement, he or it is not relying on any agreement, representation or promise except as expressly set forth herein.

14.           This Settlement Agreement may be signed in multiple counterparts and shall be effective as of the date of the last signature as reflected below.

15.           This Settlement Agreement is made and performable in Harris County, Texas, and the validity, effect, and construction of this Settlement Agreement shall be governed by the laws of the State of Texas.

16.           In the event that any one or more of the provisions of this Settlement Agreement shall, for any reason, be held invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Settlement Agreement.

17.           This Settlement Agreement may not be amended, modified, waived, or terminated unless by writing and a notarized signature by all parties hereto.

18.           This Settlement Agreement shall not be construed in favor of or against any party on the basis that the party did or did not author this Settlement Agreement, including any attachment hereto.  It is intended that this Settlement Agreement shall be comprehensive in nature and shall be construed liberally to affect its purposes.

19.           Each signatory to this Settlement Agreement hereby warrants and represents that such person has authority to bind the party for whom such person acts, and the claims, rights, and/or interests which are the subject matter hereto are owned by the party asserting same, have not been assigned, transferred or sold, and are free of any encumbrances.

20.           All payments and obligations provided for in the Settlement Agreement to Daic shall be due and payable to Daic and/or his designee (or to his estate should Daic be deceased) and to Jimmy Williamson, P.C.

21.           The parties agree that this Settlement Agreement, including the documents referred to herein, constitutes the full, final and complete settlement of the differences between them and supersedes all other written or oral exchanges, representations, agreements, or understandings between them concerning the subject matter of this Settlement Agreement, and further agree that there are no exchanges, representations, agreements, or understandings, oral or written, concerning the subject matter of this Settlement Agreement that are not fully expressed and incorporated herein.

(Signatures Continued on Following Page)

CALYPSO WIRELESS:
CALYPSO WIRELESS, INC.
By: /s/ Cheryl L. Dotson
Name: Cheryl L. Dotson
Title: CFO & Director

Date:  April 4, 2008

(Signatures Continued on Following Page)

DAIC:

/s/ Drago Daic
Drago Daic

Date:  April 2, 2008

(Signatures Continued on Following Page)

CURTIS SCOTT HOWELL D/B/A TRIBECA:
CURTIS SCOTT HOWELL D/B/A TRIBECA
By: /s/ Curtis Scott Howell
Name: Curtis Scott Howell
Title: Owner

Date:  April 2, 2008

(Signatures Continued on Following Page)

CHAMPION CLASSIC, INC.:
CHAMPION CLASSIC, INC.
By: /s/ Drago Daic
Name: Drago Daic
Title: President

Date:  April 2, 2008

(Signatures Continued on Following Page)

U.S. LIGHTS, INC.:
U.S. LIGHTS, INC.
By: /s/ Drago Daic
Name: Drago Daic
Title: President

Date:  April 2, 2008